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                                                                     EXHIBIT 12

Cingular Wireless LLC
Statement of Computation of Ratio of Earnings to Fixed Charges
(Dollars in millions)
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                                                                                                       Period from
                                                        Three Months Ended          Year Ended      April 24, 2000 to
                                                             March 31,             December 31,       December 31,
                                                       --------------------------------------------------------------
                                                        2002            2001           2001              2000
                                                       ------          ------        -------            ------
Income Before Taxes, Extraordinary Items
  and Cumulative Effect of Accounting Changes          $ 372           $ 361         $ 1,700            $  128
      Add: Interest expense                              225             198             822               231
           Interest portion of rental expense             34              32             135                27
                                                       -----           -----         -------            ------
      Adjusted Earnings                                $ 631           $ 591         $ 2,657            $  386
                                                       =====           =====         =======            ======

Total Interest Charges                                 $ 233           $ 201         $   838            $  233
Interest Portion of Rental Expense                        34              32             135                27
                                                       -----           -----         -------            ------
      Adjusted Fixed Charges                           $ 267           $ 233         $   973            $  260
                                                       =====           =====         =======            ======

Ratio of Earnings to Fixed Charges                      2.36            2.54            2.73              1.49
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